Exhibit 99.1

November 2012

When used in this presentation or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; changes in the default rates and management’s assumptions regarding default rates of MFA’s Non-Agency MBS; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, including statements regarding the Concept Release issued by the Securities and Exchange Commission relating to interpretive issues under the 1940 Act with respect to the status under the 1940 Act of companies that are engaged in the business of acquiring mortgages and mortgage-related interests; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements that it makes. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward Looking Statements 2

MFA is an internally managed REIT positioned to benefit from investment in both Agency and Non-Agency Residential MBS MFA Financial, Inc. 3

Non-Agency MBS selection is driven by credit analysis and expected return. Agency MBS selection is driven by analysis of interest rate sensitivity, prepayment exposure and expected return. Book value per common share grew to $8.80 as of September 30, 2012, compared to $6.74 at December 31, 2011. This 30% increase in book value per share in the first nine months of 2012 is the result of MFA’s total return strategy of investing in both Agency and discounted Non-Agency MBS. Our Strategy is to Identify the Best Investment Opportunities Throughout the Residential MBS Universe 4

MFA has a Long Track Record of Delivering Attractive Shareholder Returns* Source: Bloomberg *Through October 31, 2012. Includes reinvestment of dividends. 16.0 % Annual Return since January 2000 572% Total Stockholder Return since January 2000 5

 MFA Asset Allocation Strategy Investment in Residential MBS Including both Agency MBS and Non-Agency MBS 6 (1) Information presented with respect to Non-Agency MBS, related repurchase agreements and resulting totals are presented on a Non-GAAP basis. Refer to Annex 1 for a Reconciliation of Non-GAAP Financial Measures. (2) Financings and Payables include repurchase agreements, securitized debt, senior notes and payable for unsettled purchases. (3) Represents sum of financings and payables (and with respect to the "Total" column, also the obligation to return securities obtained as collateral of $509.7 million) as a multiple of net equity allocated. (4) Includes the effects of Swaps. At September 30, 2012 Agency MBS Non-Agency MBS (1) Cash "Other Net " Total ($ in Thousands) Market Value $ 7,476,848 $ 5,246,033 $ 457,455 $ (18,758) $ 13,161,578 Less Financings and Payables (2) (6,586,072) (3,158,183) - (100,000) (9,844,255) Equity Allocated 890,776 2,087,850 457,455 (118,758) 3,317,323 Less Swaps at Market Value - - - (78,169) (78,169) Net Equity Allocated $ 890,776 $ 2,087,850 $ 457,455 $ (196,927) $ 3,239,154 Debt/Net Equity Ratio (3) 7.39 x 1.51 x - - 3.20 x For the Quarter Ended September 30, 2012 Yield on Average Interest Earning Assets 2.66% 6.65% 0.04% - 4.12% Less Average MBS Cost of Funds (4) (1.53) (2.40) - - (1.82) Less Cost of Senior Notes - - - (8.03) % (8.03) Net Interest Rate Spread 1.13% 4.25% 0.04% (8.03) % 2.23%

MFA Strategy - Agency MBS Lower Duration Assets that Either Reset or are Fixed for 15 Years or Less 70% Hybrid 30% 15-Year Fixed Low Premium Exposure Agency Portfolio average amortized cost of 103.2% Runoff of High Cost Funding In the fourth quarter of 2012, $341 million of existing swaps with a weighted average fixed pay rate of 4.4% are scheduled to expire 7

MFA Strategy - Agency MBS Fed and Quantitative Easing 3 FOMC keeps target range for the federal funds rate at 0 to ¼ percent and currently anticipates that exceptionally low levels are likely to be warranted at least through mid-2015. Fed will increase its holdings of Agency MBS by $40 billion per month until the labor market improves. It is also continuing its policy of reinvesting principal payments from existing Agency holdings bringing total monthly purchases near $85 billion. These Fed actions have put downward pressure on Agency MBS yields and may lead to elevated Agency MBS prepayment rates in 2013. 8

MFA owns $5.2 billion market value ($6.5 billion face amount) of Non-Agency MBS with an average amortized cost of 73% of par. In the third quarter of 2012, these assets generated a loss-adjusted yield of 6.65% on an unlevered basis. Given rising multi-family rents, limited housing construction, capital invested in own-to-rent properties and demographic driven household formation, there have been increasing signs of home price stabilization. *Information presented as of September 30, 2012. Includes $49.1 million fair value of Non-Agency MBS underlying Linked Transactions at September 30, 2012. Non-Agency MBS are presented on a non-GAAP basis. For a GAAP reconciliation of such items, see Annex 1. MFA Strategy - Non-Agency MBS Significant Investment in Non-Agency MBS* 9

Non-Agency MBS universe continues to shrink providing technical support for existing assets MFA Strategy - Non-Agency MBS * Source: CoreLogic, 1010Data Current Outstanding Balance ($ Trillion) 10

* Data as of September 30, 2012. FICO scores as of deal origination date. Non-Agency MBS – 20 Largest Positions* MFA’s Non-Agency Yields are based on projections that assume defaults well in excess of currently delinquent mortgages 11 % of Total Portfolio Collateral Type FICO WALA Credit Support (%) 60+ DQ Projected Defaults Projected Principal Recovery 6 Month Loss Severity 2.0% 7/23 726 63 0.1 21% 42% 79% 52% 1.4% 10/20 720 74 4.4 22% 49% 76% 34% 1.3% 10/20 737 69 1.9 15% 34% 85% 39% 1.3% Fixed 743 65 0.0 16% 31% 77% 52% 1.2% Fixed 722 89 5.2 10% 33% 80% 53% 1.2% Fixed 728 63 0.0 22% 40% 68% 63% 1.1% 10/20 742 64 0.0 22% 37% 81% 49% 1.1% 5/25 729 86 8.8 23% 42% 81% 54% 1.1% 5/25 745 62 2.8 16% 38% 85% 47% 1.0% Fixed 696 82 3.9 30% 52% 75% 68% 1.0% 7/23 732 73 0.5 18% 36% 84% 44% 0.9% 5/25 736 79 3.0 9% 37% 85% 48% 0.9% 5/25 723 62 0.5 27% 45% 75% 60% 0.9% Fixed 741 65 0.0 22% 38% 80% 55% 0.9% 5/25 737 83 3.0 9% 28% 90% 43% 0.9% Fixed 729 64 3.2 27% 25% 76% 54% 0.8% 5/25 716 94 12.3 12% 27% 96% 49% 0.8% 10/20 727 73 0.1 22% 54% 69% 53% 0.8% 10/20 735 84 9.8 20% 44% 84% 55% 0.8% 5/25 709 83 0.0 33% 59% 67% 59% 21.3% 729 73 2.8 20% 39% 80% 51% Total/weighted average:

 MFA Strategy – Non-Agency MBS 12 10.6% of portfolio 5.9% of portfolio 4.9% of portfolio 3.4% of portfolio 2.3% of portfolio Source: CoreLogic, 1010 data HPA=Home Price Appreciation Data as of September 2012 MFA Portfolio Top 5 California County Concentrations County % of MFA Non-Agency Portfolio 12 Month Home Price Appreciation Los Angeles 10.6% + 5.1% Orange 5.9% + 4.4% San Diego 4.9% + 0.8% Santa Clara 3.4% + 7.3% Alameda 2.3% + 7.3% While housing fundamental trends remain uncertain, there have been increasing signs of home price stabilization 12MO HPA > 5% 2 - 5% 0 - 2% -2 - 0% -5 - -2% < -5% No Data

MFA Strategy – Non-Agency MBS 13 Non-Agency Portfolio As of September 30, 2012* Current Face $6,511.8 We maintain a substantial credit reserve of $1.5 Billion. Credit assumption changes would impact earnings over time. * Information regarding Non-Agency MBS is presented on a non-GAAP basis. For a GAAP reconciliation of such items, see Annex 1. Dollars in Millions

MFA Financial, Inc. Strategy is to identify the best investment opportunities within the Residential MBS universe. Internally managed. 16.0% annual return and 572% total return since 2000 (including reinvestment of dividends). Significant $5.2 billion market value investment in Non-Agency MBS sector which generated a 6.65% loss-adjusted unlevered yield in the third quarter. While housing fundamental trends remain uncertain, there have been increasing signs of home price stabilization. 14

Annex 1

ANNEX 1 – Reconciliations of Non-GAAP Financial Measures

Information pertaining to MFA's Non-Agency MBS that are a component of Linked Transactions are reconciled below as of and for the three months ended September 30, 2012 with the most directly comparable financial measure calculated in accordance with GAAP, as follows:

(Dollars in Thousands)	GAAP Based Information	Adjustments to Include Assets/Liabilities of Underlying Linked Transactions	Non-GAAP Presentation
At September 30, 2012:			
Repurchase Agreement Borrowings	$ 8,832,326	$ 36,423 *(1)*	$ 8,868,749
Securitized Debt	749,471	-	749,471
Obligation to Return Securities Obtained as Collateral	509,704	-	509,704
Senior Notes	100,000	-	100,000
Payable for Unsettled MBS Purchases	126,035	-	126,035
Total Borrowings (Debt)	$ 10,317,536	$ 36,423 *(1)*	$ 10,353,959
Stockholders' Equity	$ 3,239,154	$ -	$ 3,239,154
Debt-to-Equity (Debt/Stockholders' Equity)	3.2 x	-	3.2 x
For the Three Months Ended September 30, 2012:			
Average Interest Earning Assets	$ 12,185,427	$ 51,173 *(2)*	$ 12,236,600
Interest Income	$ 125,135	$ 812	$ 125,947
Yield on Average Interest Earning Assets	4.11 %	6.34 %	4.12 %
Average Total Borrowings	$ 9,660,381	$ 40,373 *(1)*	$ 9,700,754
Interest Expense	$ 45,801	$ 168	$ 45,969
Average Cost of Funds	1.89 %	1.66 %	1.89 %
Net Interest Rate Spread	2.22 %	4.68 %	2.23 %

(1) Represents borrowings under repurchase agreements underlying Linked Transactions.
(2) Represents Non-Agency MBS underlying Linked Transactions.

MFA FINANCIAL, INC.

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ANNEX 1 – Reconciliations of Non-GAAP Financial Measures (cont)

The table below reconciles MFA's Non-Agency MBS and related repurchase agreement borrowings and securitized debt on a GAAP basis to reflect on a combined basis its Non-Agency MBS and related repurchase agreements underlying its Linked Transactions, which is a Non-GAAP financial measure. Based on this Non-GAAP presentation, MFA has also presented certain resulting performance measures (reflected in the table below) on a Non-GAAP basis.

(Dollars in Thousands)		GAAP Based Information	*(1)*		Adjustments to Include Assets/Liabilities Underlying Linked Transactions	*(2)*		Non-GAAP Presentation	
At September 30, 2012:									
Amortized Cost of Non-Agency MBS	$	4,690,253		$	45,658		$	4,735,911	
Fair Value of Non-Agency MBS	$	5,196,975		$	49,058		$	5,246,033	
Face/Par Value of Non-Agency MBS	$	6,457,071		$	54,690		$	6,511,761	
Purchase (Discount) Designated as Credit Reserve and OTTI	$	(1,459,651)	*(3)*	$	(6,646)		$	(1,466,297)	*(4)*
Net Purchase (Discount) Designated as Accretable		(307,167)			(2,386)			(309,553)	
Total Purchase (Discount) on Non-Agency MBS	$	(1,766,818)	*(3)*	$	(9,032)		$	(1,775,850)	*(4)*
Non-Agency Repurchase Agreements and Securitized Debt	$	3,121,760		$	36,423		$	3,158,183	
For the Three Months Ended September 30, 2012:									
Non-Agency MBS Average Amortized Cost	$	4,685,068		$	51,173		$	4,736,241	
Non-Agency Average Total Borrowings	$	3,161,971		$	40,373		$	3,202,344	
Coupon Interest on Non-Agency MBS	$	69,139		$	640		$	69,779	
Effective Yield Adjustment *(5)*		8,760			172			8,932	
Interest Income on Non-Agency MBS	$	77,899		$	812		$	78,711	
Interest Expense on Non-Agency Total Borrowings	$	19,143		$	168		$	19,311	
Yield on Average Interest Earning Non-Agency MBS		6.65	%		6.34	%		6.65	%
Non-Agency Average Cost of Funds		2.41			1.66			2.40	
Non-Agency Interest Rate Spread		4.24	%		4.68	%		4.25	%

(1) Includes Non-Agency MBS transferred to consolidated VIEs.
(2) Adjustment to reflect Non-Agency MBS underlying Linked Transactions and borrowings under repurchase agreements underlying Linked Transactions.
(3) Amounts disclosed reflect purchase discount designated as credit reserve of $1.409 billion and OTTI of $50.3 million.
(4) Amounts disclosed reflect purchase discount designated as credit reserve of $1.416 billion and OTTI of $50.3 million.
(5) The effective yield adjustment on Non-Agency MBS is the difference between net income calculated using the net yield on average interest earning Non-Agency MBS, which is based on management's estimates of future cash flows for Non-Agency MBS, less the current coupon yield.

MFA FINANCIAL, INC.

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